Exhibit 32(b)


                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

        1. The Annual Report on Form 10-K of the Company for the year ended November 5, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATE:  January 30, 2006                 By:  /s/ Thomas W. Trexler
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                                        Thomas W. Trexler, Executive Vice
                                        President, and Chief Financial Officer